Exhibit 99.1

BioHiTech Global Appoints Anthony Fuller as Chief Executive Officer

Former Walmart executive to focus on transformational growth

CHESTNUT RIDGE, N.Y., Nov. 5, 2020 /PRNewswire/ -- BioHiTech Global, Inc. ("BioHiTech" or the "Company") (NASDAQ: BHTG), a sustainable technology and services company, announces today the appointment by its Board of Directors of Anthony (Tony) Fuller as Chief Executive Officer effective November 5, 2020.  Mr. Fuller, who has served as the Company's Chief Administrative Officer since March 2020 and has been a member of its Board of Directors since 2017, succeeds Frank E. Celli, the Company's founder, who will remain as the Chairman of the Board of Directors and will continue to play a pivotal role in shaping the future success of BioHiTech Global. Mr. Fuller will also continue to serve as a member of the Company's Board of Directors.

Since his arrival at BioHiTech, Mr. Fuller has been instrumental in several key initiatives at the company, including the recently announced land acquisition deal in New York State and the company's licensing deal for AltaPure.  Prior to his arrival, Mr. Fuller enjoyed a thirty-year career at Walmart where he last held the position of Senior Vice President and was instrumental in heralding Walmart's global expansion and its groundbreaking, market-leading renewable energy efforts while leading the Walmart Energy Group. During his tenure, he also served as one of twelve executives on Walmart's Global Sustainability Steering Committee, providing innovative direction for all of the company's sustainability efforts. Among Mr. Fuller's accomplishments in the realms of energy efficiency and renewable projects were Walmart's market leading daylight harvesting, lighting conversion and state of the art wind, solar and fuel cell applications in properties across the globe. Mr. Fuller drove the financial benefits derived from his team efforts in evaluating, executing and project managing the implementation of hundreds of millions of dollars in efficiency value.  He also led the teams that drove Walmart's expansion and economic development through property site selection, development, management and maintenance for Walmart's global portfolio of distribution centers and stores, which grew to a network of over 140 distribution centers and 10,000 stores.

"I am deeply honored to have been chosen by the Board to assume the role of CEO of this incredibly promising company. For many years, Frank Celli stewarded BioHiTech through tremendous innovation and growth into the dynamic and diverse entity it is today," Mr. Fuller stated. "Our work together has driven the proliferation of our three distinct, yet highly complementary, business lines:  our High Efficiency Biological Treatment (HEBioT™) operations, which converts a variety of waste forms into renewable fuel; our revolutionary digesters, which divert food waste from landfills by breaking it down into a harmless, natural, green liquid that enters the wastewater system, coupled with our proprietary cloud technology that lets clients analyze their food waste data and better manage their supply chains; and our latest initiative in disinfection innovation with the ALTAPURE AP-4, which delivers rapid and complete high-level disinfection of large spaces through our advanced ultrasonic product capable of delivering a dense cloud of sub-micron fog droplets (0.69 micron avg.) for the high-level disinfection of large spaces such as those found in hospitals, burn units, clean rooms, schools, nursing homes, senior living communities and animal facilities, among others."

Mr. Fuller received his B.S. in agricultural economics from Arkansas State University and his J.D. from the University of Arkansas.

"Tony represents the right choice to spearhead the next phase of growth and purpose at BioHiTech and I look forward to working with him to leverage his expertise, relationships and strategic prowess in carrying BioHiTech into a promising tomorrow.  On behalf of the entire Board of Directors we welcome Tony to the role of CEO and look forward to his leadership in executing on our expansive model," said Frank E. Celli, Chairman of BioHiTech.

About BioHiTech Global
BioHiTech Global, Inc. (NASDAQ: BHTG), is a technology services company focused on providing cost-effective solutions that improve environmental outcomes. Our technologies for waste management include the patented processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. In addition, we distribute a patented technology that achieves high-level disinfection of spaces such as classrooms, hotel or hospital rooms and other enclosed areas to combat the spread of viruses and bacteria without the use of harsh chemicals. Our unique solutions enable businesses, educational institutions and municipalities of all sizes to solve everyday problems in a smarter and more cost-effective way while reducing their impact on the environment. For more information, please visit www.biohitech.com.

Forward Looking Statements
Statements in this press release contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Without limiting the foregoing, words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "explore," "evaluate," "intend," "may," "might," "plan," "potential," "predict," "project," "seek," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These statements are also based on many assumptions and estimates and are not guarantees of future performance. These statements are estimates, based on information available to management as of the date of this release, and are subject to further changes. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:
BioHiTech Global, Inc.
Richard Galterio
Executive Vice President
Direct: 845.367.0603
rgalterio@biohitech.com
www.biohitech.com

Investors:
ir@biohitech.com